Exhibit 99.2

Hawaiian Electric Industries Capital Trust I

Written Statement of Trustee Pursuant to

18 U.S.C. SECTION 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Industries Capital Trust I (the Trust) on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Eric K. Yeaman, Regular Trustee of the Trust and Chief Financial Officer of Hawaiian Electric Industries, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition as of March 31, 2003 and results of operations for the three months ended March 31, 2003 of the Trust.

By:	/s/ ERIC K. YEAMAN
Eric K. Yeaman* Regular Trustee

Date: May 9, 2003

*	Eric K. Yeaman functions as the equivalent of the Chief Financial Officer of the Trust for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.